EXHIBIT 4(ap)

                              FPL GROUP CAPITAL INC

                              OFFICER'S CERTIFICATE

        CREATING THE FLOATING RATE DEBENTURES, SERIES DUE MARCH 30, 2005

     Paul I. Cutler, the Vice President, Treasurer and Assistant Secretary of FPL Group Capital Inc (the "Company"), pursuant to the authority granted in the accompanying Board Resolutions (all capitalized terms used herein which are not defined herein or in Exhibit A hereto, but are defined in the Indenture referred to below, shall have the meanings specified in the Indenture), and Sections 201 and 301 of the Indenture, does hereby certify to The Bank of New York (the "Trustee"), as Trustee under the Indenture of the Company (For Unsecured Debt Securities) dated as of June 1, 1999 (the "Indenture") that:

     1. The securities to be issued under the Indenture shall be designated "Floating Rate Debentures, Series due March 30, 2005" (the "Debentures of the Eighth Series") and shall be issued in substantially the form set forth in Exhibit A hereto;

     2. The Debentures of the Eighth Series shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon on March 30, 2005;

     3. The Debentures of the Eighth Series shall bear interest as provided in the form thereof set forth as Exhibit A hereto;

     4. Each installment of interest on a Debenture of the Eighth Series shall be payable as provided in the form thereof set forth as Exhibit A hereto;

     5. Registration and registration of transfers and exchanges in respect of the Debentures of the Eighth Series may be effected at the office or agency of the Company in The City of New York, New York. Notices and demands to or upon the Company in respect of the Debentures of the Eighth Series may be served at the office or agency of the Company in The City of New York, New York. The Corporate Trust Office of the Trustee will initially be the agency of the Company for such payment, registration and registration of transfers and exchanges and service of notices and demands and the Company hereby appoints the Trustee as its agent for all such purposes; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates, any such office or agency and such agent. The Trustee will initially be the Security Registrar and the Paying Agent for the Debentures of the Eighth Series;

     6. The Regular Record Date for the interest payable on any given Interest Payment Date with respect to the Debentures of the Eighth Series shall be determined as provided in the form thereof set forth as Exhibit A hereto;

     7. No service charge shall be made for the registration of transfer or exchange of the Debentures of the Eighth Series; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer;

     8. If the Company shall make any deposit of money and/or Eligible Obligations with respect to any Debentures of the Eighth Series, or any portion of the principal amount thereof, as contemplated by Section 701 of the Indenture, the Company shall not deliver an Officer's Certificate described in clause (z) in the first paragraph of said Section 701 unless the Company shall also deliver to the Trustee, together with such Officer's Certificate, either:

          (A) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of the Debentures of the Eighth Series, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 701), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Debentures of the Eighth Series or portions thereof, all in accordance with and subject to the provisions of said Section 701; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof; or

          (B) an Opinion of Counsel to the effect that, as a result of a change in law occurring after the date of this certificate, the Holders of such Debentures of the Eighth Series, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company's indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected;

     9. The Debentures of the Eighth Series will be absolutely, irrevocably and unconditionally guaranteed as to payment of principal, interest and premium, if any, by FPL Group, Inc., as Guarantor (the "Guarantor"), pursuant to a Guarantee Agreement, dated as of June 1, 1999, between the Guarantor and The Bank of New York (as Guarantee Trustee) (the "Guarantee Agreement"). The following shall constitute "Guarantor Events" with respect to the Debentures of the Eighth
Series:

          (A) the failure of the Guarantee Agreement to be in full force and effect;

          (B) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Guarantor in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency or other similar law or (ii) a decree or order adjudging the Guarantor bankrupt or insolvent, or approving as properly filed a petition by one or more entities other than the Guarantor seeking reorganization, arrangement, adjustment or composition of or in respect of the Guarantor under any applicable Federal or State bankruptcy, insolvency or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Guarantor or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of 90 consecutive days; or

          (C) the commencement by the Guarantor of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Guarantor in a case or proceeding under any applicable Federal or State bankruptcy, insolvency or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency or other similar law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Guarantor or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors of the Guarantor.

     Notwithstanding anything to the contrary contained in the Debentures of the Eighth Series, this certificate or in the Indenture, the Company shall, if a Guarantor Event shall occur and be continuing, redeem all of the Outstanding Debentures of the Eighth Series within 60 days after the occurrence of such Guarantor Event at a redemption price equal to the principal amount thereof plus accrued interest to the date of redemption unless, within 30 days after the occurrence of such Guarantor Event, Standard & Poor's Ratings Services (a Division of The McGraw Hill Companies, Inc.) and Moody's Investors Service, Inc. (if the Debentures of the Eighth Series are then rated by those rating agencies, or, if the Debentures of the Eighth Series are not then rated by those rating agencies but are then rated by one or more other nationally recognized rating agencies, then at least one of those other nationally recognized rating agencies) shall have reaffirmed in writing that, after giving effect to such Guarantor Event, the credit rating on the Debentures of the Eighth Series shall be investment grade (i.e. in one of the four highest categories, without regard to subcategories within such rating categories, of such rating agency);

     10. With respect to the Debentures of the Eighth Series, each of the following events shall be an additional Event of Default under the Indenture:

          (A) the consolidation of the Guarantor with or merger of the Guarantor into any other Person, or the conveyance or other transfer or lease by the Guarantor of its properties and assets substantially as an entirety to any Person, unless

               (a) the Person formed by such consolidation or into which the Guarantor is merged or the Person which acquires by conveyance or other transfer, or which leases, the properties and assets of the Guarantor substantially as an entirety shall be a Person organized and existing under the laws of the United States, any State thereof or the District of Columbia, and shall expressly assume the obligations of the Guarantor under the Guarantee Agreement; and

               (b) immediately after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

          (B) the failure of the Company to redeem the Outstanding Debentures of the Eighth Series as required by paragraph 9 hereof;

     11. If a Guarantor Event occurs and the Company is not required to redeem the Debentures of the Eighth Series pursuant to paragraph 9 hereof, the Company will provide to the Trustee and the Holders of the Debentures of the Eighth Series annual and quarterly reports containing the information that the Company would be required to file with the Securities and Exchange Commission under
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 if it were subject to the reporting requirements of those Sections. If the Company is, at that time, subject to the reporting requirements of those Sections, the filing of annual and quarterly reports with the Securities and Exchange Commission pursuant to those Sections will satisfy this requirement;

     12. The Debentures of the Eighth Series will be initially issued in global form registered in the name of Cede & Co. (as nominee for DTC). The Debentures of the Eighth Series in global form shall bear the depository legend in substantially the form set forth in Exhibit A hereto. The Debentures of the Eighth Series in global form will contain restrictions on transfer, substantially as described in the form set forth in Exhibit A hereto;

     13. The Debentures of the Eighth Series shall have such other terms and provisions as are provided in the form set forth in Exhibit A hereto;

     14. The undersigned has read all of the covenants and conditions contained in the Indenture relating to the issuance of the Debentures of the Eighth Series and the definitions in the Indenture relating thereto and in respect of which this certificate is made;

     15. The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein;

     16. In the opinion of the undersigned, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenants and conditions have been complied with; and

     17. In the opinion of the undersigned, such conditions and covenants and conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent), to the authentication and delivery of the Debentures of the Eighth Series requested in the accompanying Company Order No. 9 have been complied with.

     IN WITNESS WHEREOF, I have executed this Officer's Certificate on behalf of the Company this 30th day of September, 2003 in New York, New York.



                                                 /s/ Paul I. Cutler
                                                 -----------------------------
                                                 Paul I. Cutler
                                                 Vice President, Treasurer and
                                                 Assistant Secretary

                                                                       EXHIBIT A


  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO FPL
  GROUP CAPITAL INC OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,
  PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
  OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
  HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]



NO.                                                        CUSIP NO. 302570 AS 5
   ---------------


                           [FORM OF FACE OF DEBENTURE]


                              FPL GROUP CAPITAL INC

               FLOATING RATE DEBENTURES, SERIES DUE MARCH 30, 2005

     FPL GROUP CAPITAL INC, a corporation duly organized and existing under the laws of the State of Florida (herein referred to as the "Company", which term includes any successor Person under the Indenture), for value received, hereby promises to pay to

or registered assigns, the principal sum of                       Dollars on
                                            --------------------
March 30, 2005 and to pay interest on said principal sum quarterly on March 30, June 30, September 30 and December 30 of each, year commencing December 30, 2003 (each, an "Interest Payment Date") at the Interest Rate (as defined below) until the principal hereof is paid or made available for payment. Interest on the Securities of this series will accrue from and including September 30, 2003, to and excluding the first Interest Payment Date, and thereafter will accrue from and including the last Interest Payment Date to which interest has been paid or duly provided for (each, an "Interest Period"). The amount of interest payable on any Interest Payment Date shall be computed on the basis of the actual number of days elapsed in a 360-day year. No interest will accrue on the Securities with respect to the day on which the Securities mature. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be payable to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the "Regular Record Date" for such interest installment which shall be the Business Day immediately preceding such Interest Payment Date so long as the Securities are registered in the name of The Depository Trust Company ("DTC") or any other successor depositary or a nominee thereof, provided, however, that if the Securities are not registered in the name of DTC or any other successor depositary or a nominee thereof the Regular Record Date will be the close of business on the 15th calendar day next preceding such Interest Payment Date and provided further that interest payable at Maturity will be paid to the Person to whom principal is paid. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder of this Security on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of

Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to on the reverse hereof.

     The Securities of this series shall bear interest at a variable rate per annum (the "Interest Rate") equal to the three-month London interbank offered rate ("LIBOR"), determined as described below, plus 30 basis points. The Interest Rate for the period from the date of original issuance to the first Interest Payment Date was determined on September 26, 2003. The Interest Rate on the Securities of this series for each subsequent Interest Period will be reset quarterly on each Interest Payment Date (other than at Maturity) (each, an "Interest Reset Date").

     The Interest Rate in effect for the Securities of this series on each day will be (a) if that day is an Interest Reset Date, the Interest Rate determined as of the Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (b) if that day is not an Interest Reset Date, the Interest Rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date. The "Interest Determination Date" will be the second London Business Day (as defined below) immediately preceding the applicable Interest Reset Date.

     The "Calculation Agent" will initially be The Bank of New York. LIBOR will be determined by the Calculation Agent as of the applicable Interest Determination Date in accordance with the following provisions:

     (1) LIBOR will be determined on the basis of the offered rates for deposits in U.S. dollars of not less than U.S. $1,000,000 having a three-month maturity, beginning on the second London Business Day immediately following that Interest Determination Date, which appears on Telerate Page 3750 (as defined below) as of approximately 11:00 a.m., London time, on that Interest Determination Date. "Telerate Page 3750" means the display designated on page "3750" on Moneyline Telerate, Inc. (or such other page as may replace the 3750 page on that service, any successor service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If no rate appears on Telerate Page 3750, LIBOR for such Interest Determination Date will be determined in accordance with the provisions of paragraph (2) below.

     (2) With respect to a Interest Determination Date on which no rate appears on Telerate Page 3750 as of approximately 11:00 a.m., London time, on that Interest Determination Date, the Calculation Agent will request the principal London office of each of four major reference banks ("Reference Banks") (which may include an affiliate of one or more underwriters of the Securities of this series) in the London interbank market selected by the Calculation Agent (after consultation with the Company) to provide the Calculation Agent with a quotation of the rate at which deposits of U.S. dollars having a three-month maturity, beginning on the second London Business Day immediately following that Interest Determination Date, are offered by it to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on that Interest Determination Date in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in that market at that time. If at least two quotations are provided, LIBOR for that Interest Determination Date will be the arithmetic mean of the quotations as calculated by the Calculation Agent. If fewer than two quotations are provided, LIBOR for that Interest Determination Date will be the arithmetic mean of the rates quoted as of approximately 11:00 a.m., New York City time, on that Interest Determination Date by three major banks ("Major Banks") selected by the Calculation Agent (after consultation with the Company) for loans in U.S. dollars to leading European banks having a three-month maturity beginning on the second London Business Day immediately following that Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in that market at that time; provided, however, that if the banks selected by the Calculation Agent are not quoting the rates described in this sentence, LIBOR for that Interest Determination Date will be LIBOR determined with respect to the immediately preceding Interest Determination Date, or in the case of the first Interest Determination Date, LIBOR for the initial Interest Period.

     All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

     If the Maturity of the Securities of this series falls on a day that is not a LIBOR Business Day (as defined below), the related payment of principal and interest will be made on the next LIBOR Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next LIBOR Business Day. If any Interest Reset Date or Interest Payment Date (other than at the Maturity) would otherwise be a day that is not a LIBOR Business Day, that Interest Reset Date and Interest Payment Date will be postponed to the next date that is a LIBOR Business Day, except that if such LIBOR Business Day is in the next calendar month, such Interest Reset Date and Interest Payment Date (other than at the Maturity) shall be the immediately preceding LIBOR Business Day. The provisions of this paragraph shall supersede the provisions of Section 113 of the Indenture to the extent inconsistent.

     "LIBOR Business Day" means any day other than Saturday or Sunday or a day on which banking institutions or trust companies in The City of New York are required or authorized to close and that is also a London Business Day.

     "London Business Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

     The Interest Rate for any Interest Period will at no time be higher than the maximum rate then permitted by applicable law.

     Absent manifest error, the Calculation Agent's determination of LIBOR and its calculation of the applicable Interest Rate for each Interest Period will be final and binding. Investors may obtain the Interest Rate for the current and preceding Interest Period by writing the Calculation Agent at The Bank of New York, Attn: Corporate Trust Administration, 101 Barclay Street, New York, New York 10286.

     The Calculation Agent shall, as soon as practicable after 11:00 a.m., London time, on each Interest Determination Date, determine the Interest Rate and calculate the amount of interest payable on the Securities of this series in respect of the relevant Interest Period (the "Interest Amount"). The Interest Amount shall be calculated by applying the Interest Rate to the principal amount of each Security of this series outstanding at the commencement of such Interest Period, multiplying each such amount by the actual number of days in such Interest Period divided by 360 and rounding the resultant figure to the nearest cent (with one-half cent or more being rounded upwards). The determination of the Interest Rate and the Interest Amount by the Calculation Agent will (in the absence of willful default, bad faith or manifest error) be final, conclusive and binding on all concerned. None of the Trustee, the Calculation Agent or the Company (or any of their respective officers, directors, agents, beneficiaries, employees or affiliates) shall have any liability to any Person for (i) the selection of the Reference Banks or the Major Banks or (ii) any inability of the Calculation Agent to obtain quotations from the Reference Banks or the Major Banks which is caused by circumstances beyond its reasonable control. Promptly upon the determination of the Interest Rate and the calculation of the Interest Amount, the Calculation Agent will notify the Trustee of such Interest Rate and Interest Amount.

     Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, the State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest on this Security may be paid by check mailed to the address of the Person entitled thereto, as such address shall appear on the Security Register or by a wire transfer to an account designated by the Person entitled thereto.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed in New York, New York.

                                     FPL GROUP CAPITAL INC


                                     By:
                                        ---------------------------------------

                     [FORM OF CERTIFICATE OF AUTHENTICATION]

                          CERTIFICATE OF AUTHENTICATION

Dated:


     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                     THE BANK OF NEW YORK, as Trustee


                                     By:
                                        ---------------------------------------
                                                  Authorized Signatory

                         [FORM OF REVERSE OF DEBENTURE]


     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture (For Unsecured Debt Securities), dated as of June 1, 1999 (herein, together with any amendments thereto, called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer's Certificate filed with the Trustee on September 30, 2003 creating the series designated on the face hereof (herein called the "Officer's Certificate"), for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

     This Security shall not be redeemable at the option of the Company.

     The Securities will be absolutely, irrevocably and unconditionally guaranteed as to payment of principal, interest and premium, if any, by FPL Group, Inc., as Guarantor (the "Guarantor"), pursuant to a Guarantee Agreement, dated as of June 1, 1999, between the Guarantor and The Bank of New York (as Guarantee Trustee) (the "Guarantee Agreement"). The following shall constitute "Guarantor Events" with respect to the Securities:

          (A) the failure of the Guarantee Agreement to be in full force and effect;

          (B) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Guarantor in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency or other similar law or (ii) a decree or order adjudging the Guarantor bankrupt or insolvent, or approving as properly filed a petition by one or more entities other than the Guarantor seeking reorganization, arrangement, adjustment or composition of or in respect of the Guarantor under any applicable Federal or State bankruptcy, insolvency or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Guarantor or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of 90 consecutive days; or

          (C) the commencement by the Guarantor of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Guarantor in a case or proceeding under any applicable Federal or State bankruptcy, insolvency or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency or other similar law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Guarantor or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors of the Guarantor.

     Notwithstanding anything to the contrary contained in the Securities, the Officer's Certificate dated September 30, 2003, establishing the Securities, or in the Indenture, the Company shall, if a Guarantor Event shall occur and be continuing, redeem all of the Outstanding Securities within 60 days after the occurrence of such Guarantor Event at a redemption price equal to the principal amount thereof plus accrued interest to the date of redemption unless, within 30 days after the occurrence of such Guarantor Event, Standard & Poor's Ratings Services (a Division of The McGraw Hill Companies, Inc.) and Moody's Investors Service, Inc. (if the Securities are then rated by those rating agencies, or, if the Securities are not then rated by those rating agencies but are then rated by one or more other nationally recognized rating agencies, then at least one of those other nationally recognized rating agencies) shall have reaffirmed in writing that, after giving effect to such Guarantor Event, the credit rating on the Securities shall be investment grade (i.e. in one of the four highest categories, without regard to subcategories within such rating categories, of such rating agency).

     If a Guarantor Event occurs and the Company is not required to redeem the Securities pursuant to the preceding paragraph, the Company will provide to the Trustee and the Holders of the Securities annual and quarterly reports containing the information that the Company would be required to file with the Securities and Exchange Commission under Section 13 or Section 15(d) of the Securities Exchange Act of 1934 if it were subject to the reporting requirements of those Sections. If the Company is, at that time, subject to the reporting requirements of those Sections, the filing of annual and quarterly reports with the Securities and Exchange Commission pursuant to those Sections will satisfy the requirements of this paragraph.

     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture, including the Officer's Certificate described above.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of and interest on the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount


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


of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Security which are defined in the Indenture and/or in the Officer's Certificate shall have the meanings assigned to them in the Indenture and/or in the Officer's Certificate.


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